                                                                    Exhibit 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               _______________


                                   FORM T-1


        STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE


                               _______________


         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                     PURSUANT TO SECTION 305(b)(2)___


                           FIRST UNION NATIONAL BANK
                               (Name of Trustee)

                                                               22-1147033
             (Jurisdiction of Incorporation or              (I.R.S. Employer
         Organization if not a U.S. National Bank)         Identification No.)

    301 South College Street, Charlotte, North Carolina        28288-0630

        (Address of Principal Executive Offices)               (Zip Code)

                               _______________


                           Hovnanian Enterprises, Inc.
                               (Name of Obligor)

           Delaware                                         22-1851059
    (State of Incorporation)                            (I.R.S. Employer
                                                       Identification No.)

      10 Highway 35,  P.O. Box 500,Redbank, NJ               07701
     (Address of Principal Executive Offices)              (Zip Code)


                        K. Hovnanian Enterprises, Inc.
                               (Name of Obligor)

                   New Jersey                            22-2423583
           (State of Incorporation)        (I.R.S. Employer Identification No.)


          10 Highway 35, Redbank, NJ                        07701
   (Address of Principal Executive Offices)              (Zip Code)

                               _______________

                                Debt Securities
                        (Title of Indenture Securities)

                                    GENERAL

Item 1.   General information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervisory authority to which it is subject:

          Comptroller of the Currency, Washington, D.C. Board of Governors of the Federal Reserve System, New York, N.Y. Federal Deposit Insurance Corporation, Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

               The Trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

Item 3.   Voting Securities of the Trustee.

     Furnish the following information as to each class of voting securities of the trustee:

                       Col. A                         Col. B
                       ------                         ------
                  Title of Class                Amount Outstanding

     Not applicable

 Item 4.  Trusteeship under Other Indentures:

     If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

     (a)  Title of the securities outstanding under each such other indenture.

     Not Applicable

     (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

     Not Applicable.

Item 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

     If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

     Not Applicable

Item 6.   Voting Securities of the Trustee Owned by the Obligor or its
Officials.

     Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

     Col. A                        Col. B                      Col. C                          Col. D.
     ------                        ------                      ------                          -------
                                                                                        Percentage of Voting
                                                             Amount owned               securities represented
     Name of Owner                 Title of Class            beneficially               by amount given in Col. C
     Not Applicable

Item 7.   Voting Securities of the Trustee Owned by Underwriters or their
Officials.

     Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter.

---------------------------------------------------------------------------------------------------------------------
     Col. A                        Col. B                      Col. C                          Col. D.
     ------                        ------                      ------                          -------
                                                                                        Percentage of Voting
                                                            Amount owned                securities represented
     Name of Owner                 Title of Class           beneficially                by amount given in Col. C

     Not Applicable

Item 8.  Securities of the Obligor Owned or Held by the Trustee.

         Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for the obligations in default by the trustee.

----------------------------------------------------------------------------------------      -----------------------------
     Col. A                        Col. B                      Col. C                                Col. D.
     ------                        ------                      ------                                -------
                                   Whether the              Amount owned beneficially         Percentage of class
                                   securities are           or held as collateral             represented by
                                   voting or non voting     obligations in default by         amt given in Col C
     Not Applicable                                         Trustee

Item 9.   Securities of the Underwriters Owned or Held by the Trustee.

     If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.

     Col. A.                       Col. B.                     Col. C.                                     Col. D.
-----------------------------------------------------------------------------------------------------------------------
                                                               Amount owned beneficially            Percentage of class
  Name of                                                      or held as collateral                 represented by
Issuer and                         Amount                      security for obligations              amount given in
title of class                     outstanding                 in default by Trustee                 Col. C.
-----------------------------------------------------------------------------------------------------------------------

     Not applicable

Item 10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

     If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

-----------------------------------------------------------------------------------------------------------------------
     Col. A.                       Col. B.                     Col. C.                                     Col. D.
-----------------------------------------------------------------------------------------------------------------------
                                                               Amount owned beneficially            Percentage of Voting
    Name of                                                    or held as collateral                securities
  Issuer and                       Amount                      security for obligations             represented by amount
  title of class                   outstanding                 in default by Trustee                given in Col. C.
-----------------------------------------------------------------------------------------------------------------------

     Not Applicable

Item 11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

     If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the Trustee.

-----------------------------------------------------------------------------------------------------------------------
     Col. A.                       Col. B.                     Col. C.                                     Col. D.
-----------------------------------------------------------------------------------------------------------------------
                                                               Amount owned beneficially            Percentage of class
    Name of                                                    or held as collateral                 represented by
  Issuer and                       Amount                      security for obligations              amount given in
  title of class                   outstanding                 in default by Trustee                 Col. C.
-----------------------------------------------------------------------------------------------------------------------

     Not Applicable

Item 12.  Indebtedness of the Obligor to the Trustee.

     Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

       Col. A.                     Col. B.                       Col. C.
-----------------------------------------------------------------------------------------------------------------------
              Nature of Indebtedness                             Amount outstanding              Date due
-----------------------------------------------------------------------------------------------------------------------

     Not  Applicable

Item 13.  Defaults by the Obligor.

     (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

     None

     (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

     None

Item 14.  Affiliations with the Underwriters.

     If any underwriter is an affiliate of the trustee, describe each such affiliation.

     Not Applicable

Item 15.  Foreign Trustee.

     Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

     Not Applicable

Item 16.  Lists of Exhibits.

     1*       -Copy of Articles of Association of the Trustee as now in effect.
     2        -No certificate of authority of the Trustee to commence business is furnished since this authority is contained in the Articles of Association of the Trustee.
     3**      -Copy of the authorization of the Trustee to exercise corporate trust powers.
     4**      -Copy of the existing By-Laws of the Trustee, as now in effect.
     5        -Not applicable.
     6        -The consent of the Trustee required by Section 321 (b) of the
               Act.
     7        -A copy of the latest report of Condition of the Trustee published pursuant to the law or the requirements of its supervising or examining authority.
     8        -Not Applicable

     9        -Not Applicable ______________

*Exhibit thus designated has heretofore been filed with the Securities and Exchange Commission, have not been amended since filing and are incorporated herein by reference (see Exhibit T-1 Registration Number 333-47985). **Exhibits thus designated have heretofore been filed with the Securities and Exchange Commission, have not been amended since filing and are incorporated herein by reference (see Exhibit T-1 Registration Number 333-49145).

     In answering any item in this statement of eligibility and qualification which relates to matters peculiarly within the knowledge of the obligor or of its directors or officers, or an underwriter for the obligor, the undersigned, First Union National Bank, has relied upon information furnished to it by the obligor or such underwriter.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, First Union National Bank, a national banking association organized and existing under the laws of the United States, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Morristown, and State of New Jersey, on the 19th day of December, 2000

                                                First Union National Bank

                                                (Trustee)




(CORPORATE SEAL)
                                                By:  /s/ Stephanie Roche
                                                   -----------------------------
                                                      Vice President

                                  Exhibit T-6

                              CONSENT OF TRUSTEE


     Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of K. Hovnanian Enterprises, Inc. we hereby consent that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




                              FIRST UNION NATIONAL BANK




                              By:    /s/ Stephanie Roche
                                 -----------------------------------
                                    Vice President



Morristown, NJ
December 19, 2000






EXHIBIT T-7
                              REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the First Union National Bank, at the close of business on September 30, 2000, published in response to call made by Comptroller of the Currency, under title 12, United States Code,
Section 161. Charter Number 22693 Comptroller of the Currency.
Statement of Resources and Liabilities

                                    ASSETS

                                                                       Thousand of Dollars
                                                                       -------------------
Cash and balance due from depository institutions:

  Noninterest-bearing balances and currency and coin ...................     7,814,000
  Interest-bearing balances ............................................     4,091,000
Securities .............................................................     /////////
  Hold-to-maturity securities ..........................................     1,556,000
  Available-for-sale securities ........................................    48,764,000
Federal funds sold and securities purchased under agreements               //////////
         to resell .....................................................     2,165,000
Loans and lease financing receivables:
         Loan and leases, net of unearned income........................   132,642,000
         LESS: Allowance for loan and lease losses......................     1,900,000
         LESS: Allocated transfer risk reserve..........................             0
         Loans and leases, net of unearned income, allowance, and
         reserve .......................................................   130,742,000
Trading Assets .........................................................    12,912,000
Premises and fixed assets (including capitalized leases) ...............     2,928,000
Other real estate owned ................................................       107,000
Investment in unconsolidated subsidiaries and associated ...............   //////////
companies ..............................................................       250,000
Customer's liability to this bank on acceptances outstanding ...........       967,000
Intangible assets ......................................................     2,889,000
Other assets ...........................................................    12,662,000
Total assets ...........................................................   227,847,000

                                                LIABILITIES

Deposits:
         In domestic offices ...........................................   130,675,000
           Noninterest-bearing .........................................    20,065,000
           Interest-bearing.............................................   110,610,000
         In foreign offices, Edge and Agreement subsidiaries,
         and IBFs ......................................................    12,305,000
           Noninterest-bearing .........................................        39,000
           Interest-bearing.............................................    12,266,000
Federal funds purchased and securities sold under agreements
         to repurchase .................................................    23,476,000
Demand notes issued to the U.S. Treasury ...............................     2,077,000
Trading liabilities ....................................................     6,979,000
Other borrowed money: ..................................................     /////////
         With a remaining maturity of one year or less .................    16,205,000
         With a remaining maturity of one year through three years .....     4,039,000
         With a remaining maturity of more than three years ............     2,075,000
Bank's liability on acceptances executed and outstanding ...............       975,000
Subordinated notes and debentures ......................................     5,993,000
Other liabilities ......................................................     7,567,000
Total liabilities ......................................................   212,366,000



                                          EQUITY CAPITAL

Perpetual preferred stock and related surplus ..........................       161,000
Common Stock ...........................................................        455,000
Surplus ................................................................     13,306,000
Undivided profits and capital reserves .................................      2,381,000
Net unrealized holding gains (losses) on available-for-sale                /////////
 securities ............................................................       (817,000)
Cumulative foreign currency translation adjustments ....................         (5,000)
Total equity capital ...................................................     15,481,000
Total liabilities and equity capital ...................................    227,847,000